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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

Gulf West Security Network, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2618 San Miguel, Suite 203 Newport Beach, CA
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 973-0684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2018, Gulf West Security Network, Inc. (the “Company”), announced the appointment of Louis J. Resweber as Chairman of the Board, President, Chief Executive Officer and Corporate Secretary A brief summary of the background and business experience of Mr. Resweber is as follows:

Louis J. Resweber, Age 56, Chairman of the Board, Chief Executive Officer and Corporate Secretary. Prior to joining the Company, from September 2015 through October 2013, Mr. Resweber served as Chairman, President and Chief Executive Officer of LER Security Services, Inc. and Gulf West Security Network, Inc., two privately-owned companies headquartered in Lafayette, LA, and both actively engaged in the electronic security industry. From September 2015 through September 2016, Mr. Resweber served as President and Chief Operating Officer of ESP Resources, Inc. (Nasdaq: ESPI). Previously, from its inception in March of 1993 through its successful sale in September of 2015, Mr. Resweber served as the Chairman of the Board, President and Chief Executive of Pelican Security Network, Inc., which he built from a start-up into the 36th largest provider of electronic security in the nation, in an industry with more than 14,000 licensed participants. Prior to that, from 1993 to 1996, Mr. Resweber was Chairman of the Board of Westmark Group Holdings, Inc. (Nasdaq:WGHI), where he completed the company's reorganization as a nationwide financial services concern. From 1995to 1996, he was President and Chief Executive Officer of Network Acquisition Corp., a wholly-owned subsidiary of Network Long Distance, Inc. (Nasdaq: NTWK), where he engineered a series of 17 successful mergers and acquisitions, helping to convert the company into one of the fastest-growing participants in the independent switch based telecommunications industry. From 1992 to 1995, he was Senior Vice President of Capital Markets for United Companies Financial Corporation (NYSE:UC), where he was instrumental in developing a capitalization plan that helped push its stock from $16 to $132 per share, making it one of the top growth stock of that time. And from 1991 to 1992, he was Senior Vice President of Hill & Knowlton International, Inc, beginning his career in the energy sector, Mr. Resweber served as Vice President of Arkla Energy (NYSE: ALG /now NRG - Reliant Energy) in Shreveport, LA; as Vice President of Entex Gas (NYSE: ETX / now CenterPoint Energy) in Houston, TX; and as Manager of Celeron Oil &Gas (NYSE: CEL/now Plains - All American Pipeline) in Santa Barbara, CA; Austin, TX; Houston, TX; and Lafayette, LA; the latter of which ultimately merged with The Goodyear Tire & Rubber (NYSE: GT).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf West Security Network, Inc.

Date: October 9, 2018	By: /s/ Louis J. Resweber
Louis J. Resweber
Chief Executive Officer